Exhibit 21.1

List of Subsidiaries of the Registrant

Legal Name	Jurisdiction of Incorporation
Forgent Intermediate LLC	Delaware
Forgent Intermediate II LLC	Delaware
Forgent Intermediate III LLC	Delaware
Forgent Intermediate IV LLC	Delaware
Forgent Power Solutions LLC	Delaware
Forgent Holdings I LLC	Delaware
Forgent Holdings II LLC	Delaware
Forgent Holdings III LLC	Delaware
US MetalCo Holdings LLC	Delaware
VT GP LLC	Delaware
VanTran Industries Holdings, Ltd.	Texas
VanTran Industries LLC	Texas
MGM Transformer LLC	California
TC Electrical Steel, LLC	California
MX MetalCo Holdings LLC	Delaware
PwrQ Intermediate LLC	Delaware
PwrQ Holdings LLC	Delaware
PwrQ Ares GP LLC	Delaware
Ares Energy LP	Maryland
Allied Trading, Inc. (d/b/a Allied Power and Control)	Maryland
Ares-EMK LLC	Virginia
EMK Solutions, LLC	Virginia
ETB Systems, LLC	Virginia
Bretco, LLC	Virginia
Ares Spectrum LLC	Virginia
States Manufacturing Holdings LLC	Delaware
States Manufacturing LLC	Delaware
TC Metal Co. Mexico S de RL de CV	Mexico
Industrias Electricas, AG SA de CV	Mexico